ex 6(b)(ii)

                        NEUBERGER&BERMAN EQUITY ASSETS
                     DISTRIBUTION AND SERVICES AGREEMENT
                                  SCHEDULE A


SERIES                                    DATE MADE PARTY TO AGREEMENT


Neuberger&Berman Socially Responsive            November 1, 1994
Trust

Neuberger&Berman Focus Assets                   February 12, 1996

Neuberger&Berman Guardian Assets                February 12, 1996

Neuberger&Berman Manhattan Assets               February 12, 1996

Neuberger&Berman Partners Assets                February 12, 1996

Neuberger&Berman Genesis Assets                 March 13, 1997

Neuberger&Berman Millennium Assets              October 19, 1998


DATED:  October 19, 1998